Exhibit 32.2



                    Certification of Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                            (18 U.S.C. Section 1350)

Pursuant to 18 U.S. C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Fidelity Federal Bancorp hereby certifies that:

     1. the Quarterly Report on Form 10-Q of Fidelity Federal Bancorp for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on August 14, 2003 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fidelity Federal Bancorp.


Dated:  August 14, 2003



/s/ Mark A. Isaac
-----------------------------------
    Mark A. Isaac
    Chief Financial Officer


The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of Fidelity Federal Bancorp, whether made before or after the date hereof, regardless of any general incorporation language in such filing.